                                                                      EXHIBIT 99

[PSYCHIATRIC SOLUTIONS, INC. LOGO]

CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700


               PSYCHIATRIC SOLUTIONS EXCEEDS EARNINGS EXPECTATIONS
                           ON 154% INCREASE IN REVENUE
                             -----------------------
                   RAISES EARNINGS GUIDANCE FOR FULL-YEAR 2003


Franklin, Tenn. (August 6, 2003) -- Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced financial results for the second quarter and six months ended June 30, 2003. Revenue increased 154% for the second quarter to $57,438,000 from $22,617,000 for the second quarter of 2002. There was a net loss available to common stockholders for the quarter of $771,000, or $0.09 per diluted share, which included a loss on refinancing long-term debt of $4,586,000. Net income available to common stockholders for the second quarter of 2002 was $857,000, or $0.16 per diluted share.

         PSI's fully taxed adjusted earnings per diluted share increased 90% for the second quarter of 2003 to $0.19 compared with $0.10 for the second quarter last year and compared with the consensus analyst expectation for the second quarter of 2003 of $0.17. Fully taxed adjusted earnings per diluted share for the second quarter of 2003 assume an income tax rate of 40% and exclude the pre-tax loss on refinancing long-term debt of $4,586,000 and a pre-tax gain on the release of reserves on stockholder notes of $84,000. For the second quarter of 2002, fully taxed adjusted earnings per diluted share assume an income tax rate of 40%. Adjusted EBITDA for the second quarter of 2003 increased 193% to $7,003,000 from $2,392,000 for the second quarter last year. Adjusted EBITDA for the second quarter of 2003 excludes the loss on refinancing long-term debt and the gain on the release of reserves on stockholder notes discussed above. Please see pages 4 and 5 for a reconciliation of 1) fully taxed adjusted net income and adjusted earnings per diluted share with net income (loss) available to common stockholders and earnings (loss) per diluted share and 2) adjusted EBITDA with net income.

         Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, remarked, "We are very pleased with PSI's operating and financial results for the second quarter. In addition to nearly doubling fully taxed adjusted earnings per diluted share and producing an 11.9% increase in same-facility revenues, we completed a variety of major initiatives during the quarter that have transformed PSI into one of the largest behavioral healthcare companies in the country. We are executing our strategy to become the nation's leading psychiatric inpatient company, and in the process, we are creating an organization well positioned to deliver high quality care, profitable growth and increasing stockholder value.


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

PSYS Reports Second-Quarter Results
Page 2
August 6, 2003



         "PSI's revenue growth for the second quarter is primarily attributable to the addition of seven acquired inpatient facilities since the end of the second quarter of 2002, including Riveredge Hospital in Chicago, acquired in July 2002, and six inpatient facilities acquired in April 2003. In addition, the Company's revenue growth reflects further same-facility gains for the four inpatient facilities it has operated for more than one year. For the second quarter, these facilities produced same-facility growth in admissions and patient days of 4.4% and 6.8%, respectively. This growth contributed to an 11.9% increase in same-facility revenues for the second quarter, demonstrating continued success in our strategy of generating organic growth through new programming, increased psychiatric staffing and facility capacity additions and improvements. As anticipated, our top-line growth generated operating leverage that expanded fully taxed adjusted net income to 3.7% of revenues from 2.3% of revenues for the second quarter last year.

         "We believe our strong same-facility results reflect the growing demand in the United States for high quality psychiatric inpatient care, the delivery of which is the cornerstone of PSI's growth strategy. Our second-quarter achievements also provide ample evidence of the growth opportunities this increasing demand has created in a fragmented and consolidating industry. Among the major initiatives we completed during the quarter were:

o the aforementioned acquisition of six inpatient facilities from The Brown Schools, bringing approximately 790 beds to the Company;

o        the funding of PSI's $25 million convertible preferred stock placement;

o the acquisition of Ramsay Youth Services on June 30, bringing more than 1,250 beds to the Company;

o the completion of the Company's private offering of $150 million of senior subordinated notes;

o        the continued expansion of our senior credit facility; and

o the further enhancement of the Company's Board of Directors. In addition to Ann Lamont, General Partner of Oak Investment Partners, who joined our Board in late March, we welcomed Richard Gore, a successful and highly experienced hospital management executive, to our Board in May.

         "As a result of these initiatives," Mr. Jacobs added, "PSI has increased the number of its psychiatric inpatient beds from approximately 700 at the end of the first quarter of 2003 to more than 2,700 at the end of the second quarter. We are pleased with the successful integration of the six facilities acquired from The Brown Schools and with our progress in integrating Ramsay. We remain confident about the future organic growth opportunities they each offer PSI. We also continue to evaluate additional accretive transactions."

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

PSYS Reports Second-Quarter Results
Page 3
August 6, 2003

         Based on the Company's performance through the first half of 2003 and management's expectations and plans for the second half of the year, PSI today is increasing its guidance for fully taxed adjusted earnings per diluted share for 2003 to a range of $0.70 to $0.75 from the prior range of $0.65 to $0.70. This guidance for 2003 fully taxed adjusted earnings per diluted share assumes an income tax rate of 40% and excludes a pre-tax loss on refinancing long-term debt of $4,586,000, a pre-tax loss of $960,000 for a change in valuation of put warrants and a pre-tax gain on the release of reserves on stockholder notes of $545,000, all of which were incurred in the first six months of 2003.

         PSI will hold a conference call to discuss this release tomorrow, at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.streetevents.com or www.companyboardroom.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on September 7, 2003.

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (5) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and
(7) potential difficulties in integrating the operations of PSI with recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in its Form 8-K filed on June 9, 2003 under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 22 owned or leased freestanding psychiatric inpatient facilities with more than 2,700 beds. The Company also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within general acute care hospitals owned by others.


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


PSYS Reports Second-Quarter Results
Page 4
August 6, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
               RECONCILIATION OF ADJUSTED NET INCOME TO NET (LOSS)
                     INCOME AVAILABLE TO COMMON STOCKHOLDERS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                             THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                  JUNE 30,                       JUNE 30,
                                                                         --------------------------    ---------------------------
                                                                            2003            2002           2003           2002
                                                                         -----------    -----------    -----------     -----------
Revenue                                                                  $    57,438    $    22,617    $    94,532     $    45,803
Net (loss) income available to common stockholders                       $      (771)   $       857    $        18     $     1,612
Plus reconciling items:
   Accrued preferred stock dividends                                             177              -            177               -
   (Benefit from) provision for income taxes                                    (364)             -            708              21
                                                                         -----------    -----------    -----------     -----------
       (Loss) income before income taxes                                        (958)           857            903           1,633
   Change in valuation of put warrants                                             -              -            960               -
   Change in reserve on stockholder notes                                        (84)             -           (545)              -
   Loss on refinancing long-term debt                                          4,586              -          4,586               -
                                                                         -----------    -----------    -----------     -----------
       Adjusted income before income taxes                                     3,544            857          5,904           1,633
   Provision for income taxes                                                  1,418            343          2,491             653
                                                                         -----------    -----------    -----------     -----------
       Adjusted net income(a)                                            $     2,126    $       514    $     3,413     $       980
                                                                         ===========    ===========    ===========     ===========
Net (loss) income per diluted share available to
   common stockholders(b)                                                $     (0.09)   $      0.16    $      0.00     $      0.30
                                                                         ===========    ===========    ===========     ===========
Adjusted net income per diluted share(a)(b)(c)                           $      0.19    $      0.10    $      0.35     $      0.20
                                                                         ===========    ===========    ===========     ===========
Diluted shares used in computing per share amounts:
   Earnings per share                                                          8,154          5,834          8,420           5,832
   Adjusted earnings per share                                                11,426          5,834         10,030           5,832


(a) PSI believes its calculation of fully taxed adjusted earnings per share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods, because it excludes items not related to the Company's core business operations and it is not influenced by fluctuations in the Company's stock price. Fully taxed adjusted earnings per share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because fully taxed adjusted earnings per share is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

(b) Reflects the add back of convertible debt interest of $81 and $162 for the second quarter and first six months of 2002, respectively.

(c) Reflects the add back of convertible debt interest of $43 and $124 for the second quarter and first six months of 2003, respectively.


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


PSYS Reports Second-Quarter Results
Page 5
August 6, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
                 RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                                                             THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                  JUNE 30,                       JUNE 30,
                                                                         --------------------------    ---------------------------
                                                                            2003            2002           2003           2002
                                                                         -----------    -----------    -----------     -----------
Net (loss) income                                                        $      (594)   $       857    $       195     $     1,612
(Benefit from) provision for income taxes                                       (364)             -            708              21
Interest expense                                                               2,386          1,123          3,797           2,492
Depreciation and amortization                                                  1,068            412          1,735             797
Non-cash stock compensation                                                        5              -              9             109
Other expenses:
   Loss on refinancing long-term debt                                          4,586              -          4,586               -
   Change in valuation of put warrants                                             -              -            960               -
   Change in reserve on stockholder notes                                        (84)             -           (545)              -
                                                                         -----------    -----------    ------------    -----------
       Total other expenses                                                    4,502              -         5,001                -
                                                                         -----------    -----------    -----------     -----------
Adjusted EBITDA(a)                                                       $     7,003    $     2,392    $    11,445     $     5,031
                                                                         ===========    ===========    ===========     ===========

(a) Adjusted EBITDA is defined as net (loss) income before interest expense, income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses". While you should not consider adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States, management understands that adjusted EBITDA is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability. In addition, we use adjusted EBITDA as a measure of operating profitability of our segments and their components. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.


                           PSYCHIATRIC SOLUTIONS, INC.
                     OPERATING STATISTICS - OWNED FACILITIES
                                   (UNAUDITED)



                                                       THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                            JUNE 30,                                  JUNE 30,
                                                   --------------------------      %        ---------------------------      %
                                                       2003           2002        CHG.          2003            2002        CHG.
                                                   -----------    -----------   --------    -----------     -----------  ---------
SAME-FACILITY RESULTS:
   Revenues                                        $    18,752    $    16,757      11.9%    $    37,611     $    33,601      11.9%
   Admissions                                            3,451          3,307       4.4%          6,814           6,451       5.6%
   Patient days                                         33,123         31,017       6.8%         66,336          61,838       7.3%
   Average length of stay(a)                               9.6            9.4       2.3%            9.7             9.6       1.6%
   Revenue per patient day(b)                      $    566.13    $    540.25       4.8%    $    566.98     $    543.37       4.3%
TOTAL FACILITY RESULTS:
   Revenues                                        $    44,972    $    16,757     168.4%    $    71,050     $    33,601     111.5%
   Admissions                                            5,885          3,307      78.0%         10,229           6,451      58.6%
   Patient days                                         98,504         31,017     217.6%        144,289          61,838     133.3%
   Average length of stay(a)                              16.7            9.4      78.5%           14.1             9.6      47.2%
   Revenue per patient day(b)                      $    456.55    $    540.25     (15.5%)   $    492.41     $    543.37     (9.4%)


(a) Average length of stay is defined as patient days divided by admissions.

(b) Revenue per patient day is defined as owned facility revenues divided by patient days.



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

PSYS Reports Second-Quarter Results
Page 6
August 6, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


                                                               THREE MONTHS ENDED JUNE 30,                SIX MONTHS ENDED JUNE 30,
                                                              -----------------------------            -----------------------------
                                                                2003                 2002                2003                 2002
                                                              --------             --------            --------             --------
Revenue                                                       $ 57,438             $ 22,617            $ 94,532             $ 45,803
Salaries, wages and employee benefits                           28,736               13,524              46,522               27,494
Professional fees                                                6,876                3,279              11,328                6,387
Supplies                                                         2,993                1,133               4,683                2,232
Rentals and leases                                                 534                  187                 782                  377
Other operating expenses                                         9,965                1,682              17,124                3,256
Provision for bad debts                                          1,336                  420               2,657                1,135
Depreciation and amortization                                    1,068                  412               1,735                  797
Interest expense, net                                            2,386                1,123               3,797                2,492
Loss on refinancing long-term debt                               4,586                    -               4,586                    -
Change in valuation of put warrants                                  -                    -                 960                    -
Change in reserve on stockholder notes                             (84)                   -                (545)                   -
                                                              --------             --------            --------             --------
                                                                58,396               21,760              93,629               44,170
Income before income taxes                                        (958)                 857                 903                1,633
  (Benefit from) provision for income taxes                       (364)                   -                 708                   21
                                                              --------             --------            --------             --------
Net (loss) income                                             $   (594)            $    857            $    195             $  1,612
Accrued preferred stock dividends                                  177                    -                 177                    -
                                                              --------             --------            --------             --------
Net (loss) income available to common stockholders            $   (771)            $    857            $     18             $  1,612
                                                              ========             ========            ========             ========
Earnings per common share:
  Basic                                                       $  (0.09)            $   0.17            $   0.00             $   0.32
                                                              ========             ========            ========             ========
  Diluted                                                     $  (0.09)            $   0.16            $   0.00             $   0.30
                                                              ========             ========            ========             ========
Shares used in computing per share amounts:
  Basic                                                          8,154                4,993               7,947                4,992
  Diluted                                                        8,154                5,834               8,420                5,832




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



PSYS Reports Second-Quarter Results
Page 7
August 6, 2003

                           PSYCHIATRIC SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                       JUNE 30,          December 31,
                                                        2003                 2002
                                                     -----------         -----------
                                                     (UNAUDITED)
                             ASSETS

Current assets:
  Cash                                                $  9,912            $  2,392
  Accounts receivable, net                              58,129              19,473
  Prepaids and other                                     8,699               2,219
                                                      --------            --------
Total current assets                                    76,740              24,084
Property and equipment, net                            134,165              33,547
Cost in excess of net assets acquired                   51,119              28,822
Contracts, net                                           3,322                 607
Other assets                                            17,190               3,078
                                                      --------            --------
Total assets                                          $282,536            $ 90,138
                                                      ========            ========

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued expenses               $ 42,244            $ 14,645
  Revolving line of credit                                   -               5,383
  Current portion of long-term debt                        761               1,687
                                                      --------            --------
Total current liabilities                               43,005              21,715
Long-term debt, less current portion                   172,507              36,752
Deferred taxes and other liabilities                     4,429               1,122
                                                      --------            --------
Total liabilities                                      219,941              59,589

Series A convertible preferred stock                    25,020                   -
Redeemable common stock                                  3,609                   -

Total stockholders' equity                              33,966              30,549
                                                      --------            --------
Total liabilities and stockholders' equity            $282,536            $ 90,138
                                                      ========            ========



                                     -END-